UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (earliest event reported): October 3, 2018 (September 27, 2018)

Hooper Holmes, Inc.
(Exact name of registrant as specified in its charter)

New York	001-09972	22-1659359
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

560 N. Rogers Road, Olathe, KS 66062
(Address of principal executive offices and zip code)

(913) 764-1045
Registrant’s telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement
On September 27, 2018, the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) issued an order (the “DIP Order”) granting final approval to the Company’s proposed super-priority secured debtor-in-possession term credit facility (the “DIP Term Facility”) by and among the Company and each of its subsidiaries (collectively, the “Debtors”) and SWK, and the Company’s proposed super-priority secured debtor-in-possession revolving credit facility (the “DIP Revolving Facility”) by and among the Debtors and CNH Finance Fund I, L.P. (“CNH”). The DIP Term Facility and the DIP Revolving Facility are collectively referred to as the DIP Facility.
As discussed in the Company’s Current Report on Form 8-K filed with the SEC on August 27, 2018, in connection with the Company’s voluntary petition (the “Bankruptcy Filing”) for relief under Chapter 11 of the United States Bankruptcy Code in the Bankruptcy Court, the Company filed a motion (the “DIP Motion”) with the Bankruptcy Court, seeking, among other things, interim and final approval of the DIP Facility.
Under the DIP Term Facility, SWK agreed, subject to certain conditions including approval by the Bankruptcy Court, which was granted in the DIP Order, to lend the Company a consolidated term loan (the “DIP Term Loan”) in the aggregate principal amount of $1.6 million, which will be inclusive of any amounts advanced under the Amended and Restated Credit Agreement dated as of May 11, 2017 (as amended, the “SWK Pre-Petition Credit Agreement”). The DIP Term Loan will bear interest at the same floating rate of interest applicable under the SWK Pre-Petition Credit Agreement. The DIP Term Facility requires the Company to pay a 2% origination fee.
Under the DIP Revolving Facility, CNH agreed, subject to certain conditions including approval by the Bankruptcy Court, which was granted in the DIP Order, to make available a line of credit of up to $12 million (the “Revolving Facility Loan”), inclusive of any obligations outstanding under the prepetition revolving loan documents with CNH, which shall be paid, “rolled up” and deemed secured post-petition obligations under the DIP Revolving Facility. The Revolving Facility Loan will bear interest at an annual rate of the prime rate plus 7.5%. The DIP Revolving Facility requires the Company to pay 1% origination and termination fees, a 0.5% collateral loan fee on the average outstanding amount under the facility, and a 0.5% unused line fee on the average unused balance of the facility.
The DIP Facility will be used for working capital and general corporate purposes of the Company, certain bankruptcy-related costs and expenses, and costs and expenses related to a potential sale of the Company’s assets. The DIP Facility is pre-payable and will mature on October 26, 2018, or earlier upon occurrence of certain events described in the DIP Facility.
The DIP Facility is subject to certain events of default, including deviation from the approved budget, failure to achieve certain specified bankruptcy-related milestones, breach of the terms of the DIP Facility, entry of an order of the Bankruptcy Court that does not provide for the indefeasible payment in full in cash to SWK of the DIP Term Loan and to CNH of the Revolving Facility Loan (collectively, the “DIP Loans”), appointment of a Chapter 11 trustee with enlarged powers to operate the business, filing of a motion to dismiss or convert the case to Chapter 7 of the Bankruptcy Code, and other customary events of default. Upon an event of default, SWK and CNH may declare all amounts outstanding under the DIP Loans immediately due and payable and seek other customary remedies.
The foregoing description of the DIP Facility does not purport to be complete and is qualified in its entirety by reference to the final, executed DIP Facility, as approved by the Bankruptcy Court.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
See Item 1.01 for a description of the terms of the DIP Facility.

Item 8.01    Other Events
Information about the Company’s bankruptcy case, including a copy of the DIP Order, is available in the online Bankruptcy Court docket at https://dm.epiq11.com/#/case/PRH/info.
Cautionary Note on Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intends," "plan," and "will" or, in each case, their negative, and other variations or comparable terminology. These forward-looking statements include all statements other than historical facts. Any forward-looking statement made in this Form 8-K is not a guarantee of future performance, and actual results may differ materially from those expressed in or suggested by the forward-looking statements, as a result of various factors, including, without limitation the factors discussed in the “Risk Factors” section of the company’s Annual Report on Form 10-K for the year ended December 31, 2017, as the same may be updated from time-to-time in subsequent filings with the Securities and Exchange Commission. Any forward-looking statement made in this Form 8-K speaks only as of the date hereof, and the Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOPER HOLMES, INC.

Dated: October 3, 2018	By:	/s/ Kevin Johnson
Kevin Johnson
Chief Financial Officer